UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 3, 2008

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Steve Sanghi, President, Chief Executive Officer and Chairman of the Board of Microchip Technology Incorporated (“Microchip”) will be participating tomorrow, December 4, 2008, in the Credit Suisse First Boston Financial Conference.  The prepared statement of Mr. Sanghi to be delivered at the conference includes the following:

As a result of deteriorating business conditions in the semiconductor industry, several negative pre-announcements from other semiconductor suppliers and our own market intelligence, we believe that Atmel’s business has deteriorated substantially since we initially proposed to acquire Atmel.  Because of these developments as well as ON Semiconductor’s withdrawal from our proposed transaction, Microchip can no longer justify a purchase price of $5 per share for Atmel.

Microchip continues to evaluate its alternatives with respect to a possible transaction with Atmel, including potential financing sources and disposition strategies for the Atmel businesses Microchip does not want to operate on a long-term basis.  However, given the deterioration of the business and financing environments and the other factors described above, there is no assurance that Microchip will make a new offer for Atmel or, if Microchip does, what the terms of any such offer may be.

Statements in this report, including those regarding Microchip’s continued evaluation of its potential alternatives for pursuing a transaction without ON Semiconductor, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate”, “believe”, “expect”, “intend”, “estimate” (and the negative of any of these terms), “future” and similar expressions help identify forward looking statements.  These forward looking statements are subject to business and economic risk and reflect the current expectations of Microchip’s management, and involve subjects that are inherently uncertain and difficult to predict.  Actual results could differ materially from these forward-looking statements because of factors such as: the possibility that Microchip will not continue to pursue a transaction with Atmel; the possibility that any future proposal by Microchip to acquire Atmel will be rejected by Atmel’s board of directors or shareholders; the possibility that, even if Microchip makes a future proposal to acquire Atmel, Microchip will be unable to obtain the financing necessary to complete a transaction or will be unable reach agreement on the terms of the sale of certain Atmel assets with third parties, Microchip will not be able to satisfy closing conditions in any definitive agreement, or the transaction will not close or that the closing may be delayed; the effect of the announcement of any proposal on each of Microchip’s and Atmel’s strategic relationships, operating results and businesses generally, including the ability to retain key employees; Microchip’s ability to successfully integrate Atmel’s operations and employees; general economic conditions; and other factors described in Microchip’s SEC filings (including Microchip’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).  If any of these risks or uncertainties materialize, Microchip may not continue to pursue a transaction with Atmel, any proposed acquisition may not be consummated, the potential benefits of any acquisition may not be realized, Microchip’s and/or Atmel’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements.  All information in this report is as of December 3, 2008.  Microchip undertakes no duty to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This report is for informational purposes only and does not constitute an offer to buy any securities or a solicitation of any vote or approval or a solicitation of an offer to sell any securities.  MICROCHIP MAY FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”)

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RELATING TO MICROCHIP’S POSSIBLE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF ATMEL FOR USE AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS.  ALL ATMEL SHAREHOLDERS ARE URGED TO READ ANY SUCH PROXY STATEMENT FILED WITH THE SEC CAREFULLY IN ITS ENTIRETY WHEN AND IF IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

SHAREHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF ANY SUCH PROXY STATEMENT FILED WITH THE SEC BY MICROCHIP AT WWW.MICROCHIP.COM AND THROUGH THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.  FREE COPIES OF ANY SUCH PROXY STATEMENT CAN ALSO BE OBTAINED BY DIRECTING A REQUEST TO MICROCHIP’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC. AT (650) 798-5206.

Microchip and its directors and executive officers and other persons could be deemed to be participants in the solicitation of proxies from shareholders of Atmel in connection with the election of directors and other matters.  As of the date hereof, Microchip beneficially owns approximately 4.4% of Atmel’s outstanding common stock.  Information regarding Microchip’s directors and executive officers is available in Microchip’s SEC filings (including Microchip’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and its Proxy Statement for its 2008 Annual Meeting of Shareholders).  Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests will be contained in any Proxy Statement filed by Microchip with the SEC when and if it becomes available.

On December 3, 2008, Microchip issued a press release announcing Mr. Sanghi’s participation in the Credit Suisse First Boston Financial Conference.  The press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Microchip Press Release, dated December 3, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2008	Microchip Technology Incorporated (Registrant)

By: /s/ Gordon W. Parnell
Gordon W. Parnell Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Microchip Press Release, dated December 3, 2008

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